Exhibit 10.15

EXECUTION COPY
AMENDMENT TO EMPLOYMENT AGREEMENT
This AMENDMENT TO EMPLOYMENT AGREEMENT ("Amendment")  is  made  as  of  the  date  set forth below on the signature page and shall be effective as of the Effective Date (as defined below) by and between XHIBIT, LLC, a Nevada limited  liability company ("Xhibit" or "Employer") and Dzenis Softic ("Employee'').

RECITALS:

A.	Xhibit and Employee are parties to that certain Employment Agreement dated October l, 2011 (the "Original Agreement." and together with this Amendment. the "Agreement").

B.
The parties desire to amend the Original Agreement as set forth herein to accurately reflect certain agreements among them and Social Bounce, LLC a Nevada limited liability company and Related Person to Employer ("Social Bounce").

THEREFORE:

1.	Capitalized Terms. Capitalized terms not defined herein shall have the respective meanings ascribed to them in the Original Agreement.

2.	Employee’s Duties. Section 2.3 of the Original Agreement is hereby amended and restated in its entirety as follows:

“2.3 Duties. Employee will have the duties set forth in Exhibit A together with such duties as are directed in writing by (a) the Board of Directors of Employer, (b) Employer’s designee, or (c) Social Bounce. Employee understands and agrees that Employee will perform duties for both Employer and Social Bounce under this Agreement, although the scope and degree of such performance may change from time to time as determined by Employer and Social Bounce (collectively, the “Employing Entities”). The Employing Entities shall collectively determine and decide which entity for whom Employee shall work from time to time hereunder. Employee will devote all of Employee’s time, attention, skill and energy to the business of the Employing Entities during business hours and during such other hours as may be reasonably necessary to fulfill Employee’s duties and responsibilities, with the exception of absences on account of illness or vacation in accordance with Employer’s policies in effect from time to time.”

3.
Payment of Remuneration. Employee's Base Salary. Benefits and any other remuneration to be paid under the Agreement may be paid by either Employing Entity as such entities shall determine in their sole collective discretion.

4.
Restrictive Covenants of Employee to Benefit Both Employing Entities.  The restrictive covenants of Employee contained in Sections 5 and 6 of the Original Agreement shall, from and after the Effective Date, apply for the benefit and protection of both Employer and Social Bounce. Thus, for purposes of interpretation of Sections 5, 6, 9.1, 9.2, and 9.3 only, the term "Employer" shall be interpreted to include both Xhibit and Social Bounce.

5.
Intellectual Property to be Owned by Social Bounce.  All Inventions and other intellectual property developed by Employee pursuant to the Agreement shall be the property of Social Bounce, unless the Employing Entities otherwise determine and notify Employee. Thus, for purposes of Sections 7.1, 7 .2 and 7.3 only, the term “Employer” shall be interpreted to mean only Social Bounce.

6.
Counsel. The parties to this Amendment each acknowledge that this Amendment was prepared by Keller Rohrback P.L.C. as counsel for Employer, and that the Employer's counsel did not represent Employee individually with respect hereto. Employee acknowledges that he has had the opportunity to consult with his own legal counsel and that he has not been represented by counsel for the Company in connection with this Amendment.

7.
Conflicts; Reaffirmation: Waiver. In the event of any conflict or inconsistency between the provisions of the Original Agreement and the provisions of this Amendment the provisions of this Amendment shall govern. Except to the extent expressly amended hereby, all terms and conditions of the Original Agreement shall remain in full force and effect. Each party hereto hereby expressly ratifies and affirms all such terms and conditions as of the effective date hereof.

8.
Additional Acts and Assurances. Each party hereto agrees to do all such things and take all such actions, and to make, execute and deliver such other documents and instruments, as shall be reasonably requested to carry out the provisions, intent and purpose of this Amendment and, as amended, the Agreement.

[signatures on following page]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of April 24, 2012

EMPLOYING ENTITIES

XHIBIT, LLC, a Nevada limited liability company

By: /s/ Mike Schifsky
Its: CFO

SOCIAL BOUNCE, LLC, a Nevada limited liability company

By: /s/ Mike Schifsky
Its: CFO

EMPLOYEE

/s/ Dzenis Softic
Dzenis Softic

Address: Branka Copica 7
78000 Bania Luna
Bosnia – Herzegovina
Telephone: +387 65 518 061
Facsimile Number: +387 51 367 532